EXHIBIT 99.1
Press Release
FOR RELEASE: January 30, 2024

Apogee Enterprises Announces Strategic Actions to Reduce Costs and Strengthen the Company’s Position for Profitable Growth
MINNEAPOLIS, MN, January 30, 2024 – Apogee Enterprises, Inc. (Nasdaq: APOG) today announced strategic actions to further streamline its business operations, enable a more efficient cost model, and better position the Company for profitable growth (referred to as “Project Fortify”).
Project Fortify includes the following strategic changes related to the Architectural Framing Systems (AFS) segment:
•Eliminating certain lower-margin product and service offerings, enabling the consolidation of AFS into a single operating entity.
•Transferring production operations from the Company’s facility in Walker, Michigan, to the Company’s facilities in Monett, Missouri and Wausau, Wisconsin.
•Simplifying the segment’s brand portfolio and commercial model to improve flexibility, better leverage the Company’s capabilities, and enhance customer service.

Additionally, the Company will implement actions to optimize processes and streamline resources in its Architectural Services and Corporate segments.

“The actions we are announcing today progress our enterprise strategy and help position the Company to build on what we’ve achieved over the past two years,” said Ty R. Silberhorn, Chief Executive Officer. “Project Fortify will further improve our cost structure, enhance organizational efficiency, and enable our team to focus on higher growth, higher margin opportunities.”

The Company will begin executing these actions immediately and expects to be substantially completed in the third quarter of fiscal 2025. The Company expects to incur approximately $16 million to $18 million of pre-tax charges in connection with Project Fortify, including: $7 million to $9 million of severance and employee related costs; $2 million to $3 million of contract termination costs, and $6 million to $7 million of other expenses. The Company will record these charges as incurred. Any restructuring charges incurred associated with Project Fortify are expected to be adjusted out of GAAP earnings and therefore would not impact adjusted diluted earnings per share for fiscal 2024 or 2025.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

The actions announced today are expected to lead to annualized cost savings of $12 million to $14 million and reduce the Company’s workforce by approximately 250 employees. The Company expects approximately 60% of the savings to be realized in fiscal 2025 and the remainder in fiscal 2026.  The Company expects that approximately 70% of the savings will be realized in the AFS segment, 20% in the Architectural Services segment, and 10% in the Corporate segment.

About Apogee Enterprises, Inc.
Apogee Enterprises, Inc. (Nasdaq: APOG) is a leading provider of architectural products and services for enclosing buildings, and glass and acrylic products used for preservation, energy conservation, and enhanced viewing. Headquartered in Minneapolis, MN, our portfolio of industry-leading products and services includes high-performance architectural glass, windows, curtainwall, storefront and entrance systems, integrated project management and installation services, as well as value-added glass and acrylic for custom picture framing and displays. For more information, visit www.apog.com.

Forward-Looking Statements
Certain statements within this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “plans”, “goals”, “should” and similar expressions are intended to identify “forward-looking statements”. These forward-looking statements include statements regarding our future structure, growth, profitability, positioning, results, expenses, targets and other statements that are not historical in nature. These statements reflect Apogee management’s expectations or beliefs as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In particular, statements regarding the Company’s restructuring and cost-savings plans disclosed in this release constitute forward-looking statements. These forward-looking statements are subject to significant risks that could cause actual results to differ materially from the expectations reflected in the forward-looking statements. Such risks include, without limitation, that: we may be unable to achieve our anticipated results from the business restructuring initiatives; implementation of the cost-saving and business restructuring initiatives may take more time or cost more than expected; the anticipated cost saving initiatives may not be achieved, or they may be materially less than anticipated; and the restructuring may result in disruption in delivery of services to our customers. More information concerning potential factors that could affect future financial results is included in the company’s Annual Report on Form 10-K for the fiscal year ended February 25, 2023 and in subsequent filings with the U.S. Securities and Exchange Commission.

Contact:

Jeff Huebschen
Vice President, Investor Relations & Communications
952.487.7538
ir@apog.com

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com